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                       SECURITIES AND EXCHANGE COMMISSION

                              Washington, DC 20549

                                    Form 8-K

                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report:        January 12, 2000

                             LanVision Systems, Inc.
                             -----------------------
             (Exact name of registrant as specified in its charter)

         Delaware                     0-28132               31-1455414
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(State or other jurisdiction        (Commission            (IRS Employer
     of incorporation)              File Number)         Identification No.)

               4700 Duke Drive, Suite 170, Mason , OH, 45040-9374
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                    (Address of principal executive offices)

Registrant's telephone number, including area code         (513) 794-7100
                                                           --------------

Item 1.  Changes in Control of Registrant.

Item 2.  Acquisition or Disposition of Assets.

Item 3.  Bankruptcy or Receivership.

Item 4.  Changes in Registrant's Certifying Accountant.

Item 5.  Other Events.

The Registrant announced that, at a Special Meeting of Shareholders held on January 12, 2000, called to approve a capital restructuring proposal to permit the Board of Directors, at its sole discretion, to amend the Certificate of Incorporation of the Registrant to effect a stock split of the Registrants issued and outstanding Common Stock at a ratio not to exceed one-for-three (1:3), the proposal was approved by a vote of 6,024,379 for, 224,148 against and 27,600 abstained.

Item 6.  Resignations of Registrant's Directors.

Item 7.  Financial Statements and Exhibits.

Item 8.  Change in Fiscal Year


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                                   SIGNATURES


Pursuant to the requirements of the Securities Act of 1934, Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                              LanVision Systems, Inc.

Date: January 12, 2000                        By: /s/ J. Brian Patsy
                                                  ----------------------
                                                  J. Brian Patsy
                                                  Chief Executive Officer




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